UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 9, 2011

Green Plains Renewable Energy, Inc.

(Exact name of registrant as specified in its charter)

Iowa

(State or other jurisdiction of incorporation)

333-121321	84-1652107
(Commission file number)	(IRS employer identification no.)

450 Regency Parkway, Suite 400, Omaha, Nebraska	68114
(Address of principal executive offices)	(Zip code)

(402) 884-8700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 9, 2011, Green Plains Renewable Energy, Inc. entered into a stock repurchase agreement with Greenstar North America Holdings, Inc., an indirect subsidiary of NTR plc, to repurchase 3.5 million shares of Green Plains’ common stock at a price of $8.00 per share. Green Plains will pay 50% of the repurchase amount to NTR on September 16, 2011, with the balance due on November 15, 2011. Green Plains may elect to delay the second payment to December 15, 2011, in which case Green Plains will also pay interest in an amount equal to 3% per annum, for the period from September 16, 2011 to December 15, 2011, on the remaining 50% of the repurchase amount. This second payment obligation will be set forth in a promissory note and secured by an assignment and pledge of stock.

The press release issued September 12, 2011, announcing the share repurchase, is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Number	Description

10.1	Stock Repurchase Agreement between Greenstar North America Holdings Inc. and Green Plains Renewable Energy, Inc.

99.1	Press release, dated September 12, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Green Plains Renewable Energy, Inc.

Date: September 14, 2011
	By:	/s/ Jerry L. Peters
Jerry L. Peters Chief Financial Officer (Principal Financial Officer)

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